SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 18, 2005

UNITED ENERGY CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-30841	22-3342379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification No.)

600 Meadowlands Parkway #20, Secaucus, New Jersey	07094
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (800) 327-3456

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement

On March 18, 2005, we entered into a securities purchase agreement with two private investors with respect to the sale of shares of our common stock and warrants. The agreement provides for two types of units, designated as Series A and Series B, and for several closings.

The Series A Units each consist of 100,000 shares of our common stock and a Series A Warrant to purchase 50,000 shares of our common stock at $1.00 per share, subject to adjustment. The Series A Warrants expire five (5) years from the date they are issued. The purchase price for each Series A Unit is $80,000. The securities purchase agreement provides for the sale of up to twenty (20) Series A Units.

The Series B Units each consist of ten (10) shares of a new class of preferred stock that will be convertible into 80,000 shares of our common stock in the aggregate, subject to adjustment, and a Series B Warrant to purchase 40,000 shares of our common stock at $1.50 per share. The Series B Warrants expire five (5) years from the date they are issued. The purchase price for each Series B Unit is $80,000. The securities purchase agreement provides for the sale of up to forty-two (42) Series B Units.

We also entered into a registration rights agreement with the investors pursuant to which we must file a registration statement with the Securities and Exchange Commission within sixty (60) days after March 18, 2005. The registration statement will cover the resale of the shares of common stock issued and issuable under the securities purchase agreement as well as 37,500 shares of common stock issued to the lawyers for the investors in satisfaction of their legal fees, which we agreed to pay. We are obligated to use our best efforts to have the registration statement declared effective by the Commission as soon as possible after filing. This agreement includes liquidated damage provisions, payable in shares of our common stock, if the registration statement is not declared effective within 120 days following March 18, 2005.

Our certificate of incorporation does not currently authorize the issuance of preferred stock. Therefore, we will shortly call a special meeting of our stockholders seeking their approval to amend our certificate of incorporation to provide such authorization. The securities purchase agreement obligates us to file a preliminary proxy statement with the Commission within 15 days following March 18, 2005. Within 15 days after such filing or resolving any comments from the Commission, we are required to file a definitive proxy statement with the Commission and call a meeting of our stockholders. If we fail to make these filings on a timely basis or to obtain stockholder approval within 75 days after March 18, 2005, then the exercise price of the Series A Warrants will be reduced by one cent ($.01) for each day of delay, but not below five cents ($.05) per share.

An initial closing for eight (8) Series A Units was held on March 18, 2005, at which we issued 800,000 shares of common stock and Series A Warrants to purchase 400,000 shares of common stock for an aggregate purchase price of $640,000.

The subsequent closings under the securities purchase agreement are contingent upon our receipt of purchase orders from our customers, at the rate of one Unit for each $100,000 of such orders. The 12 remaining Series A Units will be purchased first, followed by the Series B Units. The obligation of the investors to purchase Units expires on March 17, 2006.

The securities purchase agreement also gives the investors the right, exercisable in their discretion, to purchase our convertible secured notes in an amount sufficient to redeem our outstanding secured convertible term note issued to Laurus Master Fund, Ltd. dated March 24, 2004. If the investors exercise such right, we will also issue to them warrants to purchase a number of shares of common stock equal to one-half of the principal amount of the convertible secured notes (subject to adjustment). These warrants would have the same exercise price and terms as the Series B Warrants.

Attached as exhibits to this report are the Securities Purchase Agreement, form of Series A Warrant, form of Series B Warrant, the Registration Rights Agreement, the form of Convertible Secured Note, and the form of certificate of designation for the preferred stock.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits
10.1	Securities Purchase Agreement dated March 18, 2005 by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.
10.2	Form of Series A Warrant
10.3	Form of Series B Warrant
10.4	Registration Rights Agreement dated March 18, 2005 by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.
10.5	Form of Convertible Secured Note
10.6	Form of Certificate of Designation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED ENERGY CORP.

By: /s/ Brian F. King
Brian F. King Chief Executive Officer

Dated:	March 23, 2005

INDEX TO EXHIBITS

Exhibit Number	Description

10.1	Securities Purchase Agreement dated March 18, 2005 by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.

10.2	Form of Series A Warrant

10.3	Form of Series B Warrant

10.4	Registration Rights Agreement dated March 18, 2005 by and among United Energy Corp., Sherleigh Associates, Inc. Profit Sharing Plan and Joseph J. Grano, Jr.

10.5	Form of Convertible Secured Note

10.6	Form of Certificate of Designation